UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024 (May 15, 2024)

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 1271 Avenue of the Americas
New York, New York 10020
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2024, American International Group, Inc. (“AIG”) filed with the Secretary of State of the State of Delaware (i) a Certificate of Elimination to its Amended and Restated Certificate of Incorporation eliminating from the Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations of Participating Preferred Stock, par value $5.00 per share (“Participating Preferred Stock”), with respect to the Participating Preferred Stock (the “Certificate of Elimination of the Participating Preferred Stock”); (ii) a Certificate of Elimination to its Amended and Restated Certificate of Incorporation eliminating from the Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations of Series A 5.85% Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (“Series A Preferred Stock”), with respect to the Series A Preferred Stock (the “Certificate of Elimination of the Series A Preferred Stock”); and (iii) a Restated Certificate of Incorporation to reflect the elimination of the Participating Preferred Stock and Series A Preferred Stock (the “Restated Certificate of Incorporation”).

Copies of the Certificate of Elimination of the Participating Preferred Stock, the Certificate of Elimination of the Series A Preferred Stock and the Restated Certificate of Incorporation are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated into this Item 5.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2024, AIG held its Annual Meeting of Shareholders (the “Annual Meeting”). The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

Proposal 1 – Election of Directors: The following individuals were elected to serve as directors until the 2025 Annual Meeting or upon the election and qualification of their successors. The voting results for each of the nominees were as follows:

	For	Against	Abstain	Broker Non-Votes
Paola Bergamaschi	562,815,132	948,735	1,362,781	29,133,246
James Cole, Jr.	547,507,012	16,246,859	1,372,777	29,133,246
James (Jimmy) Dunne III	563,208,601	543,838	1,374,209	29,133,246
John (Chris) Inglis	563,181,117	579,424	1,366,107	29,133,246
Linda A. Mills	463,845,278	99,913,880	1,367,490	29,133,246
Diana M. Murphy	529,486,825	34,268,339	1,371,484	29,133,246
Peter R. Porrino	557,977,103	5,783,174	1,366,371	29,133,246
John G. Rice	536,328,712	27,293,554	1,504,382	29,133,246
Vanessa A. Wittman	561,604,744	2,157,151	1,364,753	29,133,246
Peter Zaffino	530,277,033	32,037,475	2,812,140	29,133,246

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation: The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
364,287,679	197,800,535	3,038,434	29,133,246

Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP to Serve as AIG’s Independent Auditor for 2024: The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
562,880,858	30,042,955	1,336,081	0

Proposal 4 – Shareholder Proposal Requesting an Independent Board Chair Policy: The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
214,202,533	347,925,349	2,998,766	29,133,246

Proposal 5 – Shareholder Proposal Requesting a Director Resignation By-Law: The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
83,857,832	479,438,357	1,830,459	29,133,246

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
3.1	American International Group, Inc. Certificate of Elimination of the Participating Preferred Stock.
3.2	American International Group, Inc. Certificate of Elimination of the Series A 5.85% Non-Cumulative Perpetual Preferred Stock.
3.3	Restated Certificate of Incorporation of American International Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
3.1	American International Group, Inc. Certificate of Elimination of the Participating Preferred Stock.
3.2	American International Group, Inc. Certificate of Elimination of the Series A 5.85% Non-Cumulative Perpetual Preferred Stock.
3.3	Restated Certificate of Incorporation of American International Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: May 17, 2024	By:	/s/ Christina Banthin
		Name:	Christina Banthin
		Title:	Senior Vice President and Corporate Secretary